Exhibit 5.1

Our ref	ADN/680055-000001/82752784v1

Oxbridge Re Holdings Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

25 April 2025

Oxbridge Re Holdings Limited

We have acted as counsel as to Cayman Islands law to Oxbridge Re Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) (including its exhibits and the base prospectus forming a part thereof, the “IPO Registration Statement”) in connection with the issuance of certain warrants to purchase ordinary shares of the Company of a par value of US$0.001 each (the “Warrants”) and in connection with the Company’s registration statement on Form S-3, including all amendments or supplements thereto, filed with the SEC under the Securities Act (including its exhibits and the base prospectus forming a part thereof, the “Registration Statement”) in connection with the issuance of up to 8,230,700 ordinary shares of the Company of a par value of US$0.001 each (the “Ordinary Shares”) upon the exercise of the Warrants.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 4 April 2013 and the amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 19 December 2014 (the “Memorandum and Articles”).

1.2	The minutes (the “Minutes”) of the meeting of the board of directors of the Company held on 19 January 2014 (the “Meeting”).

1.3	The following corporate records of the Company maintained at its registered office in the Cayman Islands, each as at the date of this opinion letter:

(a)	The Register of Directors and Officers; and

(b)	The Register of Mortgages and Charges.

1.4	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 25 April 2025 (the “Certificate of Good Standing”).

1.5	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.6	The IPO Registration Statement.

1.7	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	The Company will receive money or money’s worth in consideration for the issue of the Ordinary Shares and none of the Ordinary Shares were or will be issued for less than par value.

2.4	There will be sufficient Ordinary Shares authorised for issue upon the exercise of the Warrants under the Memorandum and Articles.

2.5	The issue of the Ordinary Shares upon the exercise of the Warrants will be of commercial benefit to the Company.

2.6	The Ordinary Shares that will be issued upon the exercise of the Warrants will be duly registered, and will continue to be registered, in the Company’s register of members (shareholders).

2.7	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Warrants or the Ordinary Shares.

2.8	There is nothing contained in the minute book or corporate records of the Company (which, other than the records set out in paragraph 1.3 of this opinion letter, we have not inspected) which would or might affect the opinions set out below.

2.9	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.

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3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The Ordinary Shares to be issued by the Company upon the exercise of the Warrants as contemplated by the IPO Registration Statement and the Registration Statement have been duly authorised for issue and when such Ordinary Shares are issued by the Company against payment in full of the consideration set out in the IPO Registration Statement and the Registration Statement and such Ordinary Shares being entered as fully-paid on the register of members of the Company, such Ordinary Shares will be validly issued, fully-paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.3	In this opinion letter the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We express no view as to the commercial terms of the IPO Registration Statement or the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

We express no opinion with respect to any direct or indirect acquisition, disposal or exercise of rights by the Company of or in respect of any interest in any property governed by the laws of or situated in the Cayman Islands.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings “Legal Matters” in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the IPO Registration Statement or the Registration Statement or the Ordinary Shares issuable upon the exercise of the Warrants and express no opinion or observation upon the terms of any such document.

Yours faithfully

/s/ Maples and Calder (Cayman) LLP

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Oxbridge Re Holdings Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

25 April 2025

To:	Maples and Calder (Cayman) LLP

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Oxbridge Re Holdings Limited (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.

3	The Minutes are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout, in each case, in the manner prescribed in the memorandum and articles of association of the Company then in effect. The resolutions set out in the Minutes were duly passed in the manner prescribed in the memorandum and articles of association of the Company then in effect (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

4	The shareholders of the Company (the “Shareholders”) have not restricted the powers of the directors of the Company in any way.

5	The directors of the Company at the date of the Meeting were as follows: Raymond Cabillot, Sanjay Madhu, Krishna Persaud, Mayur Patel, Paresh Patel and Allan Martin. The directors of the Company at the date of this certificate are as follows: Dwight Merren, Sanjay Madhu, Arun Gowda, Lesley Thompson and Wrendon Timothy.

6	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

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7	Prior to, at the time of, and immediately following the approval of the transactions contemplated by the IPO Registration Statement and the Registration Statement the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions the subject of the IPO Registration Statement and the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

8	Each director of the Company considers the entry by the Company into the IPO Registration Statement and the Registration Statement (including the transactions contemplated thereunder) to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9	The Company has received or will receive money or money’s worth in consideration for the issue of the Ordinary Shares and none of the Ordinary Shares were or will be issued for less than par value.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

11	To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

12	The IPO Registration Statement and the Registration Statement have been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.

13	No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Warrants or the Ordinary Shares.

14	The Ordinary Shares to be issued upon the exercise of the Warrants pursuant to the IPO Registration Statement and the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members (shareholders).

15	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

16	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the IPO Registration Statement and the Registration Statement.

(Signature Page follows)

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I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Wrendon Timothy

Name:	Wrendon Timothy

Title:	Director

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